STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 1ST day of July, 2012 (“the Effective Date”), by and among Kuba Farbiarz, as agent for the entities and individuals listed on Exhibit B herein, (hereinafter referred to as “Buyer” or “Buyers”) and Mid-Continental Securities Corp. as agent for the individuals listed on Exhibit A, (hereinafter collectively referred to as “Seller” or “Sellers”).

RECITALS:

This Agreement sets forth the terms and conditions upon which Sellers are selling to the Buyer and the Buyer is purchasing from the Sellers 2,225,470 shares (the “Shares”), representing approximately 95% of the issued and outstanding common stock of Derby Resources, Inc., a Nevada corporation (the “Company”).  Seller will retain 117,130 shares, after the transfer of the aforementioned 2,225,470 shares.

NOW THEREFORE, in Consideration of the mutual agreements contained herein, the parties hereby agree as follows:

I.  SALE OF THE SHARES

1.01

Shares being Sold.  Subject to the terms and conditions of this Agreement, the Sellers are selling and transferring the Shares to the Buyer, free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.02   Escrow Agent.  Parties   hereto   agree   that   Frascona,   Joiner,   Goodman  and Greenstein P.C. (the “Escrow Agent”) located at 4750 Table Mesa Drive, Boulder, Colorado 80305 shall act as the Escrow Agent for the transfer of funds and the Shares pursuant to the terms of this Agreement.

1.03

Consideration.  An aggregate total of forty thousand ($40,000) dollars, in cash and/or other valuable consideration, has been paid, representing full payment for the purchase of the Shares.

1.04

Delivery of Shares.   Sellers shall deliver to Escrow Agent and Escrow Agent shall deliver to Buyers, 10 days after the Effective Date, certificates representing the Shares, duly endorsed in blank and otherwise in form acceptable for transfer on the books of the Company or accompanied by stock powers signed in blank with medallion signature guarantees.

Exhibit 10 1 Derby Stock Purchase Agreement FINAL.doc

 II.  REPRESENTATIONS AND WARRANTIES OF SELLER.

The Sellers hereby represent and warrant as follows:

2.01

Organization, Capitalization, etc.

(a)

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and is qualified in no other state.

(b)

As of the Execution Date, the authorized capital stock of the Company consists of 50,000,000 shares of $0.001 par value common stock of which 2,342,600 shares are validly issued and outstanding, and 5,000,000 shares of $.01 par value preferred stock, of which no shares are issued and outstanding.  The Shares owned by the Sellers are free and clear of any liens, claims, options, charges, or encumbrances of whatsoever nature.  The Sellers have the unqualified right to sell, assign, and deliver the Shares and, upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature. Except as otherwise provided herein, there are no outstanding options or other agreements of any nature whatsoever relating to the issuance by the Company of any shares of its capital stock.

2.02

Authority; No Violation.  The execution and delivery of this Agreement by the Sellers, and the consummation by Sellers of the transactions contemplated hereby have been duly authorized.  To the best knowledge of Sellers, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or the Sellers are a party or by which the Company or the Sellers are bound.

2.03

No Liabilities.  To the best knowledge of the Sellers, the Company had no outstanding liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due except the liabilities set forth in the Company’s financial statements included in its report on Form 10-K for the fiscal year ended December 31, 2011 and the Form 10-Q report for the quarter ended March 31, 2012.  Further, the Sellers represents that any and all outstanding debts and liabilities of the Company will have been paid, satisfied or extinguished in their entirety.

2.04

Absence of Certain Changes.  To the best knowledge of the Sellers, the Company has not:

(a)

Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b)

Incurred any obligations or liabilities (whether absolute, accrued, contingent, or otherwise) which it either has not previously satisfied;

(c)

Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action; or

(d)

Made any material change in any method of accounting or accounting practice.

Exhibit 10 1 Derby Stock Purchase Agreement FINAL.doc

2.05

Litigation.  To the best knowledge of the Sellers, there are no actions, proceedings, or investigations pending or, to the knowledge of the Sellers, threatened against the Company, and neither the Company nor the Sellers knows or has any reason to know of any basis for any such action, proceedings, or investigation.  There is no event or condition of any kind or character pertaining to the business, assets, or prospects of the Company that may materially and adversely affect such business, assets or prospects.

2.06

Full Disclosure.  The Company and Sellers have provided the Buyer with full disclosure of all material information known to them regarding the Company and the Shares. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyer pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with proper information as to the Company and its affairs.

III.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer hereby represents and warrants as follows:

3.01

Authority; No Violation.    The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer have been duly authorized.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Buyer is a party or by which the Buyer is bound.

3.02

Representations Regarding the Acquisition of the Shares.

(a)

The Buyer understands that the shares constitute restricted securities as that term is defined in Rule 144 under the Securities Act of 1933 and that such shares may not be sold or transferred in the absence of a registration statement or an available exemption from registration.

(b)

The Buyer understands the speculative nature and risks of investments associated with the Company and confirms that he is able to bear the risk of the investment, and that there is currently only a limited public market for the shares of the Company and that there is no assurance that an active public market will be established or maintained for the shares of the Company.

(c)

Neither the Company nor the Sellers is under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by the Buyer, and Buyer is solely responsible for determining the status, in his hands, of the shares acquired in the transaction and the availability, if required, of exemptions from registration for purposes of resale or transfer of the Shares.

(d)

 The Buyer has had the opportunity to ask questions of the Company and the Sellers and receive additional information from the Company to the extent that the Company possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company.  Further, the Buyer has been given:  (1)

Exhibit 10 1 Derby Stock Purchase Agreement FINAL.doc

all material books and records of the Company; (2) all material contracts and documents relating to the proposed transaction; and (3) an opportunity to question the appropriate executive officers of the Company and each of the individuals comprising the Sellers.

(e)

Buyer has sufficient knowledge and experience in financial and business matters, and is sufficiently familiar with investments of the type represented by the Shares, including familiarity with previous private and public purchases of speculative and restricted securities, that he is capable of evaluating the merits and risks associated with purchase of the Shares.

(f)

In evaluating the merits of the purchase of the Shares, Buyer has relied solely on his, her or its own investigation concerning the Company and has not relied upon any representations provided by the Company or by the Sellers except the representations and warranties contained in this Agreement.

IV. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

4.01

Survival of Representations.  All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

4.02

Indemnification by Sellers.  The Sellers hereby agree to indemnify the Buyer and the Escrow Agent and hold Buyer and Escrow Agent harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees), imposed upon or incurred by the Buyer or Escrow Agent resulting from a breach of any agreement, representation, or warranty by the Sellers contained herein.

4.03

Indemnification by Buyer.  The Buyer hereby agrees to indemnify the Sellers, the Company and Escrow Agent, and hold them harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including, without limitation, interest, penalties, and reasonable attorneys' fees), imposed upon or incurred by the Sellers, Escrow Agent, or the Company resulting from a breach of any agreement, representation, or warranty of the Buyer contained herein.

V.  ADDITIONAL PROVISIONS

5.01

Buyer is satisfied with the condition of the Company following a due diligence review of the books, records, business and affairs of the Company.  The Company agrees to provide Buyer and his agents complete access to all of the Company's books, records and personnel for purposes of enabling Buyer to conduct his investigation.

5.02

Prior to, or prior to 10 days after the Execution Date, all outstanding liabilities of the Company will have been paid, satisfied or extinguished by Seller.

5.03

Subject to the Buyer’s direction and subject to compliance with Rule 14f-1 under the Securities Exchange Act, the Company’s current officers and directors shall resign and shall take such steps as are necessary to appoint persons designated by Buyer as the Company’s officers and directors.

Exhibit 10 1 Derby Stock Purchase Agreement FINAL.doc

5.04

Sellers will promptly advise Buyer in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth herein or disclosed pursuant to this Agreement, or which would represent a material fact the disclosure of which would be relevant to the Buyer.

5.05

Seller is satisfied, following reasonable investigation, that all of the representations of Buyer as of the Execution Date are true and correct.  Sellers shall be entitled to receive signed Officer and Director Questionnaires from those persons designated or expected to assume positions on the Board of the Company.

5.06

Seller is aware and will cooperate in the following actions now contemplated by the Buyer, which may include but are not limited to the following:

a.  Changing the name of the corporation to XtraPlan, Inc. or such other name as may be selected by the Buyer

b.  Authorizing a forward split of the common stock of the Company, and in connection with that, increasing both the authorized shares of the Company and the issued and outstanding shares of the Company

c.  Engaging investment bankers and Broker/Dealers to assist the Company

d.  Raising capital for the Company

e.  Effecting a registration with the SEC for the Company

5.07

Seller and the Company will issue new shares specified in this Agreement to all those so entitled, per Schedule B herein, within 30 days of the Effective Date, and will also issue new shares in the event of the name change and forward split within 30 days of their completion, either in certificate form, or in “book” form through its transfer agent.  As new shares are issued, those listed in Schedule A will also be issued new shares, as appropriate, and within the same time schedules.

VI.  RELATED TRANSACTIONS

6.01

 Finder.  Sellers and Buyer acknowledge that there were no finders with respect to the transaction contemplated herein.

VII.  MISCELLANEOUS

7.01

Expenses.  Each of the parties shall bear their own expenses incurred in conjunction with the this Agreement hereunder.

7.02

Further Assurances.  From time to time, at the request of the Buyer and without further consideration, the Sellers shall execute and transfer such documents and take such action as the Buyer may reasonably request in order to effectively consummate the transactions herein contemplated.

7.03

Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

7.04

Prior Agreements; Amendments.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This

Exhibit 10 1 Derby Stock Purchase Agreement FINAL.doc

Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

7.05

Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

7.06

Confidentiality.  Each party hereby agrees that all information provided by the other party and identified as "confidential" will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement.  If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

7.07

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) to the parties at their address specified herein, with a copy sent as follows:

If to the Sellers:

Mid-Continental Securities Corp.

1109 Egret’s Way Circle #202

Naples, Florida 34108

Tel: (239) 325-8917

If to the Buyer:

Mr. Kuba Farbiaz

2499 Glade Road, Suite 313

Boca Raton, Florida 33431

Tel: 954-865-8407

7.08

Effect.  In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

7.09

Counterparts.  This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10

Applicable Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of Nevada.

[signature page to follow]

Exhibit 10 1 Derby Stock Purchase Agreement FINAL.doc

IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and Sellers on the date first written above.

SELLERS /s/ Frank Pioppi ____________________________________ Mid-Continental Securities Corp, As agent for Sellers By: Frank Pioppi, President	BUYERS /s/ Kuba Farbiarz ________________________________ Kuba Farbiarz, as agent for Buyers 2499 Glade Road, Suite 313 Boca Raton, Florida 33431

ACKNOWLEDGED AND APPROVED:

ESCROW AGENT:

/s/  Gary Joiner

Dated: July 1, 2012

___________________________________

Frascona, Joiner, Goodman and Greenstein P.C.

By: Gary Joiner, Esq.

DERBY RESOURCES, INC.

/s/ Frank Pioppi

Dated:

July 1, 2012

______________________________

By:  Frank Pioppi

Its:  Chief Executive Officer

Exhibit 10 1 Derby Stock Purchase Agreement FINAL.doc

EXHIBIT A

SELLERS

Shareholder Name	Address	Number of Shares to be given to Buyer
Mid-Continental Securities Corp.	P.O. Box 110310 Naples, FL 34108-0106	1,652,900
Ambassador Capital Group	P.O. Box 110310 Naples, FL 34108-0106	299,100
Gary Yankelowitz	645 5th Avenue, New York, NY 10022	223,470
Joseph Dowling	15270 Burnaby Drive Naples, FL 34110	50,000
TOTAL		2,225,470

Exhibit 10 1 Derby Stock Purchase Agreement FINAL.doc

EXHIBIT B

BUYERS

Shareholder Name	Address	Number of Shares
Kuba Farbiarz	2499 Glades Road, Suite 313, Boca Raton, Fl 33431	855,090
Herman Cruz	681 Oswego Ct, Winter Springs, FL 32708	41,000
On the Green Associates Inc.	639 NW 38th Circle, Boca Raton, Fl 33431	117,125
Iris Nadel	1755 eagle trace blvd Coral springs FL 33071	117,125
Ike Hershkovitz	1755 eagle trace blvd Coral springs FL 33071	117,125
Sean Hershkovitz	1755 eagle trace blvd Coral springs FL 33071	117,125
Small Business Resources	2385 nw executive Center drive suite 360 boca raton FL 33431	11,710
Tessan Farbiarz	8961 SW 8th st Plantation FL 33324	117,125
Elan Farbiarz	4226 sable ridge circ Weston, FL 33331	117,125
Jason Farbiarz	4226 sable ridge circ Weston, FL 33331	117,125
Jodi Berns	3099 via Napoli Deerfield Beach FL 33442	41,000
Stacey Berns	6772 Tiburon Circle Boca Raton FL 33443	41,000
Todd Berns	6082 via Venetia N Delray Beach FL 33484	11,710
Justin Berns	6082 via Venetia N Delray Beach FL 33484	11,710
Adam Zion Elisha	9858 Glades Rd suit 192 Boca Raton FL 33434	117,125
Menachem Yakobovitz	israel	41,000
Dean Hershkovitz	1755 eagle trace blvd Coral springs FL 33071	117,125

TOTAL		2,225,470

Exhibit 10 1 Derby Stock Purchase Agreement FINAL.doc